COMMERCIAL METALS COMPANY Q2 FY 2023 Supplemental Slides

Forward-Looking Statements Q2 FY23 Supplemental Slides │ March 23, 2023 2 This presentation contains forward-looking statements within the meaning of the federal securities laws with respect to general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and organic growth provided by acquisitions and strategic investments, demand for our products, shipment volumes, metal margins, the effect of COVID-19 and related governmental and economic responses thereto, the ability to operate our steel mills at full capacity, future availability and cost of supplies of raw materials and energy for our operations, share repurchases, legal proceedings, construction activity, international trade, the impact of the Russian invasion of Ukraine, capital expenditures, tax credits, our liquidity and our ability to satisfy future liquidity requirements, estimated contractual obligations, the expected capabilities and benefits of new facilities, the timeline for execution of our growth plan, and our expectations or beliefs concerning future events. The statements in this presentation that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management "expects," "anticipates," "believes," "estimates," "future," "intends," "may," "plans to," "ought," "could," "will," "should," "likely," "appears," "projects," "forecasts," "outlook" or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this presentation. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in our filings with the Securities and Exchange Commission, including, but not limited to, in Part I, Item 1A, "Risk Factors" of our annual report on Form 10-K for the fiscal year ended August 31, 2022, as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from global health epidemics, including the COVID-19 pandemic, on the economy, demand for our products, global supply chain and on our operations; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; the impact of the Russian invasion of Ukraine on the global economy, inflation, energy supplies and raw materials, which is uncertain, but may prove to negatively impact our business and operations; increased attention to environmental, social and governance (“ESG”) matters, including any targets or other ESG or environmental justice initiatives; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers' abilities to access credit and non- compliance of their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions and realize any or all of the anticipated synergies or other benefits of acquisitions; the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill or other indefinite lived intangible asset impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots. .

3Q2 FY23 Supplemental Slides │ March 23, 2023 Leading positions in core products and geographies Focused strategy that leverages capabilities, competitive strengths, and market knowledge Strong balance sheet and cash generation provides flexibility to execute on strategy Vertical structure optimizes returns through the entire value chain Disciplined capital allocation focused on maximizing returns for our shareholders Increasing Shareholder Value....With a Winning Formula

Key Takeaways From Today's Call

- ***Historically strong financial results despite Q2 margin and weather-related challenges***
  - Quarter also included a significant planned outage
- ***Expect sequential earnings improvement***
  - Anticipate benefits from margin stabilization and higher shipments
- ***Positive North America long-term fundamentals supported by infrastructure spending programs and outlook for large-scale industrial projects***
- ***Arizona 2 expected to start production in late spring***
  - Anticipate to begin shipping during the fourth quarter
  - Increases CMC's ability to capitalize on strong multi-year market fundamentals
- ***Management bench augmented with appointment of Peter Matt as President***
  - Well-respected industry leader who has served on CMC's Board of Directors since 2020
- ***Strong financial position***
  - Balance sheet strength and cash flow profile continue to provide capital allocation flexibility

$303 million
Q2 Core EBITDA[1]

$171 million
Q2 Adjusted Earnings[1]

$1.44
Q2 Adjusted EPS[1]

14%
Q2 Annualized ROIC[1]

1 Core EBITDA , annualized return on invested capital, adjusted earnings, and adjusted EPS are non-GAAP financial measures. For definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document

CMC
Q2 FY23 Supplemental Slides | March 23, 2023 4

REBAR ZERO™ WIRE ZERO™ MERCHANT ZERO™ POST ZERO™

Clear Sustainability Leader

CMC plays a key role in the circular steel economy, turning society's metallic waste into the steel that forms the backbone of modern life

Scopes 1&2 Greenhouse Gas Emissions (GHG) Intensity



tCO2e per MT of steel
2.2
1.8
1.0
0.413
Integrated Average
Global Average
U.S. Average
CMC

Progress on 2030 Goals (2019 baseline[1])

Reduce our Scope 1 and 2 GHG emissions intensity by 20% — 69% Of goal

Increase our renewable energy usage by 12% points — 53% Of goal

Reduce our energy consumption intensity by 5% — 82% Of goal

Reduce our water withdrawal intensity by 8% — 22% Of goal

Scopes 1-3 GHG Emissions Intensity



tCO2e per MT of steel
1.91
0.67
Global Industry
CMC

Energy Intensity



GJ per MT of steel
21.31
3.86
Global Industry
CMC

Water Withdrawal Intensity



Cubic meter per MT of steel
28.60
1.13
Global Industry
CMC

Virgin Materials Used in Steelmaking



% of steel content
69%
2%
Global Industry
CMC

ACCOUNTABILITY FOR OUR ACTIONS

RESPECT FOR OUR ENVIRONMENT

ACTING WITH INTEGRITY

[1] Represents progress on environmental goals as of fiscal year 2022, compared to fiscal year 2019
Note: GHG emissions statistics for CMC include only steel mill operations, which represents over 95% of CMC's emissions footprint
Sources: CMC 2022 Sustainability Report; virgin material content for industry based on data from Bureau of International Recycling; all other industry data sourced from the World Steel Association

Q2 FY23 Supplemental Slides | March 23, 2023 5

6.5 7.0 7.5 8.0 8.5 9.0 9.5 10.0 10.5 Recovery Stability Structural Adjustment Attractive Market Environment in North America  Dodge Momentum Index registered its 3rd highest reading in February, pointing toward growth in private non-residential construction  Highway awards lead construction activity. Growth in 2022 awards signals a strong spring and summer construction season for 2023  CMC’s internal demand measures echo key external indicators. The flow of new work into the project pipeline remains robust, with a solid blend of private and public work  Backlog repricing over the last six quarters, combined with strong award activity, has led to historically high value in backlog Q2 FY23 Supplemental Slides │ March 23, 2023 6  The ongoing Structural Adjustment has occurred in phases: 1) Pandemic driven North to South migration and residential buildout 2) Construction of e-commerce facilities, warehouses, and data centers 3) Major reshoring projects (e.g., semiconductors, LNG facilities, automotive suppliers) 4) Federally funded infrastructure investment is yet to impact construction activity, but is expected to do so in calendar 2023 Re ba r C on su m pt io n (m ill io n to ns ) U.S. Rebar Consumption Trending Up1 (trailing 12-month basis) [1] Data from Steel Manufacturers’ Association [2] Growth in state and local government highway contracts awarded in 2022 vs. 2021 as reported by the American Road and Transportation Builders Association Dodge Momentum Index 43% y/y State Highway Contract Awards2 24% y/y CMC New Project Bid Volumes 34% y/y Downstream Backlog Value 20% y/y Near-Term Market Outlook – Key Construction Indicators External Indicators Internal Indicators

Powerful Long-Term Structural Trends Emerging • 2021 Infrastructure Investment and Jobs Act (IIJA) significantly increases federal support for infrastructure investment − Estimated to increase annual rebar demand by 1.5 million tons at full run-rate • Several states have meaningfully increased long-term highway funding, driven by the need for investment and strong tax revenues INFRASTRUCTURE INVESTMENT 7Q2 FY23 Supplemental Slides │ March 23, 2023 • Supply chain failures and direct government support have stimulated a massive amount of investment across multiple industries • A recent survey1 of manufacturing executives indicated that 68% intend to invest in reshoring projects, and shift 36% of Asia-originating shipments to other regions (e.g. Western hemisphere) RESHORING AND SUPPLY CHAIN REALIGNMENT • The war in Ukraine and the resulting European energy crisis has led Europe to seek reliable sources of natural gas − Projects in planning or under construction have reached commercial deals on long- term arrangements • Legislation to promote investment in renewable energy ENERGY Successive crises of pandemic, supply chain failures, and geopolitical shocks have launched significant structural adjustments. Construction activity is at the heart of economic realignment. Dodge Analytics Infrastructure Design- Phase Index +400% Y/Y (trailing 3-mo) 5-Year Highway Construction Budgets in CMC Top 3 States6 Expected +24% vs. past year Semiconductor Investments2 12 projects $287 billion Electric Vehicle and Battery Plants3 ~20 projects >$61 billion LNG Export Terminals in U.S. Gulf4 9 projects in planning or under construction The trends highlighted above have the potential to support rebar demand for multiple years. Investments are being driven by necessity and the availability of government funding, making them less interest rate sensitive than traditional non-residential markets like office, retail, and lodging. These investments are also more rebar intensive. Infrastructure, for example, consumes 6x as much rebar per dollar invested compared to single-family housing and 5x a standard non-residential structure. 3.6 5.2 26.4 0 10 20 30 Residential Non-Res Infrastructure Rebar Consumption Intensities5 (5-year average: tons of rebar consumed per $ million of value put-in-place) [1] Survey conducted by Deloitte and reported in November 2022 [2] Data from CNBC [3] Data from Atlas Public Policy report [4] Data from S&P [5] Rebar intensities equal to consumption by market segment per Concrete Reinforcing Steel Institute divided by total construction spending by market segment per the U.S. Census Bureau [5] Source: McKinsey [6] CMC estimates based on government filings and reports Federal Support for Green Energy5 $250 billion from Inflation Reduction Act

100 120 140 160 180 200 Well-Positioned to Benefit From Near-Term and Structural Trends Key construction indicators continue to point toward strength over the near-term. Looking further ahead, several structural trends are underway that could provide meaningful tailwinds to activity. CMC is positioned well to capitalize on upside or respond to softness. Q2 FY23 Supplemental Slides │ March 23, 2023 8 Arizona 2 Micro Mill • Scheduled to start up in spring 2023 • Expected to add 500,000 tons of low-cost production with ability to flex between rebar and merchant bar • Improves ability to capitalize on growing domestic demand for rebar • Provides opportunity to further optimize mill and fabrication network through production mix, logistics improvements, and resource sharing Tensar Acquisition • Strong value proposition that reduces construction cost and duration • Underpenetrated markets expected to provide significant organic growth opportunity • Meaningfully extends CMC’s growth runway; creates a platform for further expansion in high-margin engineered solutions • Highly complementary products used in early phase of construction Record Downstream Backlog • CMC has steadily improved the average pricing in its downstream backlog over the last eight quarters • Currently at historically high volume and pricing levels • Expected to help stabilize CMC North America earnings if steel product margins decline Working Capital Release • CMC has invested roughly $950 million in working capital since end of FY 2020 • In a downturn, this amount would be converted to cash and help stabilize CMC cash flow Highly Flexible Operations Network • Ability to optimize production across facilities and products in various demand scenarios • Product mix enhancement in Poland Sources of GrowthSources of Stability Downstream Backlog Value Trailing 3-month basis indexed to February CY 2021 Meaningful year-over-year growth

0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 FY 2013 to Q3 '21 Q4 '21 to Q2 '23 35 40 45 50 55 60 65 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 550,000 Strong Competitive Position in Europe Has Supported Shipments Q2 FY23 Supplemental Slides │ March 23, 2023 9 Poland and Germany Manufacturing PMIs1 [1] Data from S&P Global manufacturing PMI report [2] Data from Eurostat Long-term average CMC Commissions 3rd Rolling Line CMC Europe Steel Shipments (Trailing 4-quarter basis in short tons) Rebar MBQ Wire Billet Shipment Breakdown (Quarterly average in short tons) Demand conditions within Central Europe are dynamic and uncertain, but within this environment, CMC Europe has shown the ability to opportunistically serve the market to achieve solid shipment volumes and maintain profitability. 80 90 100 110 120 130 Poland Construction Volume Index2 (Feb 2021=100) CMC has maintained strong volumes by leveraging a favorable cost position and advantageous commercial and operational flexibility, even in challenging industrial end markets. Investment in additional rolling line has improved ability to navigate today’s dynamic market Germany Poland

Turkish Impact on Global Steel Markets

Turkey is a significant participant within scrap and rebar markets in both the U.S. and Europe. Increased scrap demand and/or reduced rebar availability related to Turkish reconstruction efforts could impact CMC's markets.

Turkey's Annual Scrap and Rebar Trade with U.S. and E.U.

Data in thousand short tons
(E.U. scrap data from 2021, all other data from 2022)

	United States[1]	European Union[2]
Total Obsolete Scrap Exports	13,300	20,290
Obsolete Scrap Exports to Turkey	3,500	14,400
Turkey % of Total	26%	71%
Total Rebar Imports	1,460	1,890
Rebar Imports from Turkey	420	525
Turkey % of Total	29%	28%

Relative Size of Top 20 Scrap Net Importing Countries[3]
(2021 data)


Turkey
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20

Relative Size of Top 20 Rebar Net Exporting Countries[3]
(2021 data)


Turkey
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20

Government reconstruction plans as reported in the media would require roughly 5.5 million to 6 million short tons of steel, including 3.9 million to 4.4 million short tons of rebar[4]

[1] Data from U.S. Census Bureau
[2] Data from Eurostat
[3] Data from U.N. Comtrade reporting system
[4] Based on reports referencing comments made by the president of the Turkish Steel Producers Association

Q2 FY23 Supplemental Slides | March 23, 2023 10

• North America steel product margins over scrap continued to expand on a y/y basis, but compressed from the first quarter − Subsequent to quarter-end, CMC and other long steel producers announced $50 per ton price increases across rebar, merchant bar, and wire rod • North America finished steel volumes were constrained by weather-related shipment disruptions in several core geographies • Major planned outage to replace an EAF impacted second quarter EBITDA by approximately $15 million. Melt shop successfully restarted in February 2023 • Downstream average selling price increased $249 per ton from a year ago, a reflection of newer, higher priced contracts replacing older contracts • Downstream backlog volume grew on a year-over-year basis for seventh consecutive quarter • Europe segment results negatively impacted, on a year-over-year basis, by a lower steel pricing environment, higher energy costs, and a modest reduction in shipments − Steel product margin over scrap declined $40 per ton from a year ago − Energy costs increased by $71 per ton y/y • Europe maintained profitability and historically high shipment volumes within a challenging market environment − Leveraged strong competitive cost position and operational flexibility to address market opportunities • Q3 financial results are expected to improve from second quarter levels • Finished steel shipments should follow a normal seasonal pattern (historically up from Q2) and, in North America, benefit from the recovery of some volumes that were delayed in Q2 due to weather disruptions • Volumes in North America should be supported by a robust downstream backlog, as well as end market strength • Third quarter will include a planned outage similar in cost and scope to the outage taken in Q2 • Margins over scrap in North America should stabilize at historically high levels following a recent steel price increase Pe rf or m an ce D riv er s O ut lo ok Q2 Operational Update Q2 FY23 Supplemental Slides │ March 23, 2023 11

Q2 Consolidated Operating Results Q2 FY23 Supplemental Slides │ March 23, 2023 12 Q2 ‘22 Q3 ‘22 Q4 ’22 Q1 ’23 Q2 ’23 External Finished Steel Tons Shipped1 1,429 1,654 1,560 1,559 1,408 Core EBITDA2 $323,107 $483,913 $419,021 $424,985 $302,788 Core EBITDA per Ton of Finished Steel Shipped2 $226 $293 $269 $273 $215 Adjusted Earnings2 $187,553 $320,244 $294,924 $266,192 $171,319 Performance Summary Units in 000’s except per ton amounts • $17.7 million recognition of incentive related to Steel Oklahoma capital investment • $6.8 million in costs related to start-up activities at Arizona 2 mill project Non-Operating Adjustments (excluded from results above) Figures are pre-tax for Q2 2023 [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Core EBITDA, Core EBITDA per ton of finished steel shipped, and adjusted earnings are non-GAAP measures. For reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Core EBITDA Bridge – Q2 2022 to Q2 2023 $ Millions 323 303 (273) 273 37 (68) 37 (26) 0 50 100 150 200 250 300 350 400 450 Q2 2022 Gain on Land Sale NA Segment EBITDA Europe Segment EBITDA Corp & Eliminations Other Non- Op Items Q2 2023

100 110 120 130 140 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Adjusted EBITDA per ton Wgt Avg Finished Steel Mgn Over Scrap Controllable Costs 268 322 327 348 308 741 808 876 1,012 1,093 605 638 717 695 639 0 50 100 150 200 250 300 350 400 0 200 400 600 800 1,000 1,200 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Adjusted EBITDA per Ton of Finished Steel Shipped Downstream Products Margin Over Scrap (1 Qtr Lag) Steel Products Margin Over Scrap Key Performance Drivers Q2 2023 vs Q2 2022 Q2 North America Q2 FY23 Supplemental Slides │ March 23, 2023 13 Q2 ‘22 Q3 ’22 Q4 ’22 Q1 ‘23 Q2 ‘23 External Finished Steel Tons Shipped[1] 979 1,178 1,132 1,086 972 Adjusted EBITDA $262,148 $379,355 $370,516 $377,956 $299,311 Adjusted EBITDA per Ton of Finished Steel Shipped $268 $322 $327 $348 $308 Adjusted EBITDA Margin 16.2% 18.7% 18.5% 20.8% 18.2% Performance Summary Units in 000’s except per ton amounts (excludes California land sale) • Increase in steel product margins over scrap − Up $34 per ton y/y • Expanded margins on sales of downstream products − Margin over scrap cost increased $352 per ton y/y (lagging scrap by one quarter) − Full value chain profitability on sales of downstream products above long-term average • Positive contribution from Tensar ($7.4 million) • Controllable costs negatively impacted by planned upgrade outage, energy, and alloys − Planned outage impacted costs by roughly $15 million vs. prior year Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Downstream Product Margin Over Scrap equals Average Selling Price minus cost of ferrous scrap utilized during the prior quarter [3] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [4] Weighted average finished steel margin over scrap equals weighted average selling price of steel products and downstream products minus cost of ferrous scrap utilized North America – Key Margins $ / ton (excludes California land sale) SP a nd D P M ar gi n O ve r S cr ap Adjusted EBITDA per ton North America Indexed Margins and Controllable Costs Indexed - $ / ton of external finished steel shipped (excludes California land sale) [2] [4] [3]

(40,000) (20,000) 0 20,000 40,000 60,000 Net Imports from EU Net Imports from Outside EU Total Net Imports 180 254 150 136 30 407 437 453 426 367 0 50 100 150 200 250 300 100 150 200 250 300 350 400 450 500 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Adjusted EBITDA per Ton Steel Products Margin Over Scrap Key Performance Drivers Q2 2023 vs Q2 2022 Q2 Europe Q2 FY23 Supplemental Slides │ March 23, 2023 14 Q2 ’22 Q3 ’22 Q4 ’22 Q1 ’23 Q2 ’23 External Finished Steel Tons Shipped[1] 450 476 428 473 436 Adjusted EBITDA $81,149 $120,974 $64,096 $64,505 $12,949 Adjusted EBITDA per Ton of Finished Steel Shipped $180 $254 $150 $136 $30 Adjusted EBITDA Margin 20.5% 25.0% 15.5% 15.9% 3.6% Performance Summary Units in 000’s except per ton amounts • Margins over scrap declined from the prior year period − Down $40 per ton y/y • Costs impacted by rising energy price environment − CMC is positioned well relative to the broader industry, but costs have increased meaningfully on an absolute basis • Shipment volumes declined modestly from the prior year period Europe – Key Margins $ / ton Adjusted EBITDA per ton Poland Rebar Trade Balance (Q2 2023 data to December) [2] Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [3] Data sourced from Eurostat and Polish customs data St ee l P ro du ct M ar gi n O ve r S cr ap 3

2 31 Disciplined Capital Allocation Strategy Q2 FY23 Supplemental Slides │ March 23, 2023 15 CMC Capital Allocation Priorities: $350 million share repurchase program ($122 million remaining) Quarterly dividend of $0.16 per share (increased 14% in Q4 2022) Shareholder Cash Distribution Programs in Place • Cash flow from earnings • Working capital release • Completion of Arizona 2 greenfield project • Initial investments in CMC Steel West Virginia • Key equipment replacement and upgrade projects at several mills • Opportunistic M&A • Share repurchases ($66 million in 1H FY 2023) • Repayment of 2023 senior notes Value-Generating Growth Shareholder Distributions Debt Management CMC will prudently allocate capital while maintaining a strong and flexible balance sheet 2023 Sources of Cash 2023 Uses of Cash

5 37 11 140 155 279 380 1,270 1,094 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 L12M (to Q2 '23) Cash Generation Profile Q2 FY23 Supplemental Slides │ March 23, 2023 16 Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders1 (in millions) CMC’s cash flow capabilities have been greatly enhanced through our strategic transformation FY 2023 capital expenditures expected in a range of $550 million to $600 million Source: Public filings, Internal data [1] Adjusted EBITDA less Sustaining Capital Expenditures and Disbursements to Stakeholders is a non-GAAP financial measure. For reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Gain on California land sale

$214 $300 $300 $300 $145 $600 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2047 $42 $53 $200 $599 $604 Balance Sheet Strength Q2 FY23 Supplemental Slides │ March 23, 2023 17 [1] 2047 tax-exempt bonds were priced to yield 3.5%; coupon rate is 4.0% Source: Public filings Revolver Term Loan Poland Credit Facilities (US$ in millions) Revolving Credit Facility 4.125% Notes Cash and Cash Equivalents 4.875% Notes 3.875% Notes Debt maturity profile provides strategic flexibility Debt Maturity Profile Q2 FY’23 Liquidity (US$ in millions) 4.375% Notes 4.0% Bond1 Poland Accounts Receivable Facility

46% 42% 37% 33% 32% 24% 18% 21% 22% 20% 17% 18% 14% 24% 17% 15% 15% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 3.9x 3.2x 2.5x 1.9x 1.6x 1.2x 0.9x 1.1x 1.2x 1.0x 0.8x 0.7x 0.5x 0.7x 0.5x 0.4x 0.5x NM 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x Leverage Profile Q2 FY23 Supplemental Slides │ March 23, 2023 18 Source: Public filings, Internal data Notes: 1. Total debt is defined as long-term debt plus current maturities of long-term debt and short-term borrowings. 2. Net Debt is defined as total debt less cash & cash equivalents. 3. EBITDA depicted is adjusted EBITDA from continuing operations on a trailing 12-month basis. 4. Net debt-to-capitalization is defined as net debt on CMC’s balance sheet divided by the sum of total debt and stockholders’ equity. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Financial strength gives us the flexibility to fund our announced projects, pursue opportunistic M&A, and distribute cash to shareholders Net Debt1,2 / EBITDA3 Net Debt-to-Capitalization4

Q2 FY23 Supplemental Slides │ March 23, 2023 19 Appendix: Non-GAAP Financial Reconciliations

Adjusted EBITDA and Core EBITDA – Last Five Quarters

Figures in thousand $	3 MONTHS ENDED 2/28/2023	11/30/2022	8/31/2022	5/31/2022	2/28/2022
Net earnings from continuing operations	$179,849	$261,774	$288,630	$312,429	$383,314
Interest expense	9,945	13,045	14,230	13,433	12,011
Income taxes	55,641	76,725	49,991	92,590	126,432
Depreciation and amortization	51,216	51,183	49,081	43,583	41,134
Asset impairments	36	9	453	3,245	1,228
Adjusted EBITDA[1]	$296,687	$402,736	$402,385	$465,280	$564,119
Non-cash equity compensation	16,949	16,675	9,122	11,986	16,251
Loss on debt extinguishment	–	–	–	–	16,052
Gain on sale of assets	–	–	–	–	(273,315)
New Markets Tax Credit	(17,659)	–	–	–	–
Acquisition and integration related costs and other	–	–	1,008	4,478	–
Purchase accounting effect on inventory	–	–	6,506	2,169	–
Mill operational start-up costs[2]	6,811	5,574	–	–	–
Core EBITDA[1]	$302,788	$424,985	$419,021	$483,913	$323,107
Shipments in thousand tons					
North America steel product shipments	661	704	700	779	652
North America downstream shipments	311	382	432	399	327
Europe steel product shipments	436	473	428	476	450
Total finished steel shipments	1,408	1,559	1,560	1,654	1,429
Core EBITDA per ton of finished steel shipped	$215	$273	$269	$293	$226

[1] See page 25 for definitions of non-GAAP measures
[2] Net of depreciation and non-cash equity compensation

Q2 FY23 Supplemental Slides | March 23, 2023 20

Figures in thousand $ 2/28/2023 11/30/2022 8/31/2022 5/31/2022 2/28/2022 Net earnings from continuing operations $179,849 $261,774 $288,630 $312,429 $383,314 Gain on sale of assets – – – – (273,315) Loss on debt extinguishment – – – – 16,052 Asset impairments 36 9 453 3,245 1,228 New Markets Tax Credit (17,659) – – – – Acquisition and integration related costs and other – – 1,008 4,478 – Purchase accounting effect on inventory – – 6,506 2,169 – Mill operational start-up costs 6,825 5,584 – – – Total adjustments (pre-tax) ($10,798) $5,593 $7,967 $9,892 ($256,035) Tax impact Related tax effects on adjustments 2,268 (1,175) (1,673) (2,077) 60,274 Total tax impact $2,268 ($1,175) ($1,673) ($2,077) $60,274 Adjusted earnings1 $171,319 $266,192 $294,924 $320,244 $187,553 Average diluted shares outstanding (thousands) 118,723 118,925 120,457 122,800 122,852 Adjusted earnings per diluted share $1.44 $2.24 $2.45 $2.61 $1.53 3 MONTHS ENDED Adjusted Earnings Q2 FY23 Supplemental Slides │ March 23, 2023 21[1] See page 25 for definitions of non-GAAP measures 1

3 MOS ENDED Figures in thousand $ 2/28/2023 Earnings before income taxes $235,490 Plus: interest expense 9,945 Plus: asset impairments 36 Plus: mill operational start-up costs 6,825 Less: New Markets Tax Credit (17,659) Operating profit $234,637 Operating profit $234,637 Less: income tax at statutory rate1 56,782 Net operating profit after tax $177,855 Annualized net operating profit after tax $711,420 Assets $6,484,851 Less: cash and cash equivalents 603,966 Less: accounts payable 422,814 Less: accrued expenses and other payables 378,572 Invested capital $5,079,499 Annualized net operating profit after tax $711,420 Invested capital (average of Q2 2023 and Q1 2023 ending balance) $4,966,626 Annualized Return on Invested Capital 14.3% Annualized Return on Invested Capital – Q2 2023 Q2 FY23 Supplemental Slides │ March 23, 2023 22 [1] Federal statutory rate of 21% plus approximate impact of state level income tax [2] See page 25 for definitions of non-GAAP measures 2

Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders

Figures in thousand $	12 MONTHS ENDED									6 MONTHS ENDED	
	2/28/2023	8/31/2022	8/31/2021	8/31/2020	8/31/2019	8/31/2018	8/31/2017	8/31/2016	8/31/2015	2/28/2023	2/28/2022
Net earnings from continuing operations	1,042,682	$1,217,262	$412,865	$278,302	$198,779	$135,237	$50,175	$62,001	$58,583	$441,623	$616,203
Interest expense	50,653	50,709	51,904	61,837	71,373	40,957	44,151	62,121	76,456	22,990	23,046
Income taxes	274,947	297,885	121,153	92,476	69,681	30,147	15,276	13,976	36,097	132,366	155,304
Depreciation and amortization	195,063	175,024	167,613	165,749	158,652	131,508	124,490	127,111	135,559	102,399	82,360
Asset impairments	3,743	4,926	6,784	7,611	384	14,372	1,730	40,028	2,573	45	1,228
Amortization of acquired unfavorable contract backlog	–	–	(6,035)	(29,367)	(74,784)	–	–	–	–	–	–
Adjusted EBITDA[1]	$1,567,088	$1,745,806	$754,284	$576,608	$424,085	$352,221	$235,822	$305,237	$309,268	$699,423	$878,141
Sustaining capital expenditures and disbursements to stakeholders											
Sustaining capital expenditures (depreciation and amortization used as proxy)	195,063	175,024	167,613	165,749	158,652	131,508	124,490	127,111	135,559	102,399	82,360
Interest expense	50,653	50,709	51,904	61,837	71,373	40,957	44,151	62,121	76,456	22,990	23,046
Cash income taxes	210,707	229,316	140,950	44,499	7,977	7,198	30,963	50,201	61,000	114,585	133,194
Dividends	71,262	67,749	57,766	57,056	56,537	56,076	55,514	55,342	55,945	37,524	34,011
Less: Equity Compensation	(54,732)	(46,978)	(43,677)	(31,850)	(25,106)	(24,038)	(21,469)	(26,355)	(24,484)	(33,624)	(25,870)
Total capital expenditures and disbursements to stakeholders	$472,953	$475,820	$374,556	$297,291	$269,433	$211,701	$233,649	$268,420	$304,476	$243,874	$246,741
Adjusted EBITDA less capital expenditures and disbursements to stakeholders[1]	$1,094,135	$1,269,986	$379,728	$279,317	$154,652	$140,520	$2,173	$36,817	$4,792	$455,549	$631,400

[1] See page 25 for definitions of non-GAAP measures

Q2 FY23 Supplemental Slides | March 23, 2023 23

Net Debt to Adjusted EBITDA and Net Debt to Capitalization

Figures in thousand $	2/28/2023	11/30/2022	8/31/2022	5/31/2022	2/28/2022	11/30/2021	8/31/2021	5/31/2021	2/28/2021	11/30/2020	8/31/2020	5/31/2020	2/29/2020	11/30/2019	8/31/2019	5/31/2019	2/28/2019	11/30/2018
	3 MONTHS ENDED																	
Long-term debt	$1,099,728	$1,093,146	$1,113,249	$1,115,478	$1,445,755	$1,007,801	$1,015,415	$1,020,129	$1,011,035	$1,064,893	$1,065,536	$1,153,800	$1,144,573	$1,179,443	$1,227,214	$1,306,863	$1,310,150	$1,307,824
Current maturities of long-term debt and short-term borrowings	264,762	239,406	388,796	423,091	27,554	56,896	54,366	56,735	22,777	20,701	18,149	17,271	22,715	13,717	17,439	54,895	88,902	29,083
Total debt	$1,364,490	$1,332,552	$1,502,045	$1,538,569	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907
Less: Cash and cash equivalents	603,966	582,069	672,596	410,265	846,587	415,055	497,745	443,120	367,347	465,162	542,103	462,110	232,442	224,797	192,461	120,315	66,742	52,352
Net debt[1]	$760,524	$750,483	$829,449	$1,128,304	$626,722	$649,642	$572,036	$633,744	$666,465	$620,432	$541,582	$708,961	$934,846	$968,363	$1,052,192	$1,241,443	$1,332,310	$1,284,555
Earnings from continuing operations	$179,849	$261,774	$288,630	$312,429	$383,314	$232,889	$152,313	$130,408	$66,233	$63,911	$67,782	$64,169	$63,596	$82,755	$85,880	$78,551	$14,928	$19,420
Interest expense	9,945	13,045	14,230	13,433	12,011	11,035	11,659	11,965	14,021	14,259	13,962	15,409	15,888	16,578	17,702	18,513	18,495	16,663
Income taxes	55,641	76,725	49,991	92,590	126,432	28,872	40,444	38,175	20,941	21,593	18,495	23,804	22,845	27,332	16,826	29,105	18,141	5,609
Depreciation and amortization	51,216	51,183	49,081	43,583	41,134	41,226	42,437	41,804	41,573	41,799	41,654	41,765	41,389	40,941	41,050	41,181	41,245	35,176
Asset impairments	36	9	453	3,245	1,228	–	2,439	277	474	3,594	1,098	5,983	–	530	369	15	–	–
Amortization of acquired unfavorable contract backlog	–	–	–	–	–	–	(1,495)	(1,508)	(1,509)	(1,523)	(10,691)	(4,348)	(5,997)	(8,331)	(16,582)	(23,394)	(23,476)	(11,332)
Adjusted EBITDA from continuing operations[1]	$296,687	$402,736	$402,385	$465,280	$564,119	$314,022	$247,797	$221,121	$141,733	$143,633	$132,300	$146,782	$137,721	$159,805	$145,245	$143,971	$69,333	$65,536
Trailing 12 month adjusted EBITDA from continuing operations	$1,567,088	$1,834,520	$1,745,806	$1,591,218	$1,347,059	$924,673	$754,284	$638,787	$564,448	$560,436	$576,608	$589,553	$586,742	$518,354	$424,085			
Total debt	$1,364,490	$1,332,552	$1,502,045	$1,538,569	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907
Total stockholders' equity	3,783,193	3,584,235	3,286,429	3,142,169	2,869,947	2,486,189	2,295,109	2,156,597	2,009,492	1,934,899	1,889,413	1,800,662	1,758,055	1,701,697	1,624,057	1,564,195	1,498,496	1,489,027
Total capitalization	$5,147,683	$4,916,787	$4,788,474	$4,680,738	$4,343,256	$3,550,886	$3,364,890	$3,233,461	$3,043,304	$3,020,493	$2,973,098	$2,971,733	$2,925,343	$2,894,857	$2,868,710	$2,925,953	$2,897,548	$2,825,934
Net debt to trailing 12 month adjusted EBITDA from continuing operations	0.5x	0.4x	0.5x	0.7x	0.5x	0.7x	0.8x	1.0x	1.2x	1.1x	0.9x	1.2x	1.6x	1.9x	2.5x			
Net debt to capitalization	15%	15%	17%	24%	14%	18%	17%	20%	22%	21%	18%	24%	32%	33%	37%			

[1] See page 25 for definitions of non-GAAP measures

Q2 FY23 Supplemental Slides | March 23, 2023 24

Definitions for non-GAAP financial measures Q2 FY23 Supplemental Slides │ March 23, 2023 25 ADJUSTED EARNINGS Adjusted earnings is a non-GAAP financial measure that is equal to earnings before debt extinguishment costs, settlement for New Market Tax Credit transactions, certain gains on sale of assets, asset impairments, purchase accounting effect on inventory, mill operational start-up costs, acquisition and integration related costs and other, including the estimated income tax effects thereof. Adjusted earnings should not be considered as an alternative to net earnings or any other performance measure derived in accordance with GAAP. However, we believe that adjusted earnings provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing core performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted earnings to evaluate our financial performance. Adjusted earnings may be inconsistent with similar measures presented by other companies. Adjusted earnings per diluted share (or adjusted EPS) is defined as adjusted earnings on a diluted per share basis. CORE EBITDA Core EBITDA is the sum of net earnings before interest expense and income taxes. It also excludes recurring non-cash charges for depreciation and amortization, asset impairments, and amortization of acquired unfavorable contract backlog. Core EBITDA also excludes debt extinguishment costs, settlement for New Market Tax Credit transactions, non-cash equity compensation, certain gains on sale of assets, certain facility closure costs, acquisition settlement costs, labor cost government refunds, acquisition and integration related costs, mill operational start-up costs, CMC Steel Oklahoma incentives, severance, and purchase accounting effect on inventory. Core EBITDA should not be considered an alternative to earnings (loss) from continuing operations or net earnings (loss), or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP. However, we believe that Core EBITDA provides relevant and useful information, which is often used by analysts, creditors and other interested parties in our industry as it allows: (i) comparison of our earnings to those of our competitors; (ii) a supplemental measure of our ongoing core performance; and (iii) the assessment of period-to-period performance trends. Additionally, Core EBITDA is the target benchmark for our annual and long-term cash incentive performance plans for management. Core EBITDA may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is the sum of the Company’s net earnings before interest expense, income taxes, depreciation and amortization expense, asset impairments, settlement for New Market Tax Credit transactions, and amortization of acquired unfavorable contract backlog. Adjusted EBITDA should not be considered as an alternative to net earnings, or any other performance measure derived in accordance with GAAP. However, we believe that adjusted EBITDA provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted EBITDA to evaluate our financial performance. Adjusted EBITDA may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA LESS SUSTAINING CAPITAL EXPENDITURES AND DISBURSEMENTS TO STAKEHOLDERS Adjusted EBITDA less sustaining capital expenditures and disbursements to shareholders is defined as Adjusted EBITDA less depreciation and amortization (used as a proxy for sustaining capital expenditures) less interest expense, less cash income taxes less dividend payments plus stock-based compensation. NET DEBT Net debt is defined as total debt less cash and cash equivalents. RETURN ON INVESTED CAPITAL Return on Invested Capital is defined as: 1) after-tax operating profit divided by 2) total assets less cash & cash equivalents less non-interest-bearing liabilities. For annual measures, trailing 5-quarter averages are used for balance sheet figures. FREE CASH FLOW Free cash flow is defined as cash from operations less capital expenditures.

Q2 FY23 Supplemental Slides │ March 23, 2023 26 Thank You